UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado  80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders.

An annual meeting of the stockholders of Intrepid Potash, Inc. (the “Corporation”) was held on May 25, 2011.  Stockholders voted to elect both nominees for director, ratified the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011, approved, by non-binding, advisory vote, the Corporation’s executive compensation and recommended by non-binding, advisory vote, that the Corporation hold an advisory vote on executive compensation annually.  The matters that were voted upon at the Corporation’s annual meeting of stockholders, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below.

Proposal #1  Election of two Class III Directors

Name	For	Against	Abstentions	Broker Non-Votes
Robert P. Jornayvaz III	61,647,045	1,343,606	28,005	7,048,674
Hugh E. Harvey, Jr.	61,535,210	1,455,415	28,031	7,048,674

Following the meeting, the following Class I and Class II Directors continued in office:

Class I Directors (whose terms expire at the 2012 annual meeting of stockholders)

Terry Considine

Chris A. Elliott

Class II Directors (whose terms expire at the 2013 annual meeting of stockholders)

J. Landis Martin

Barth E. Whitham

Proposal #2  Ratification of the appointment of KPMG LLP as the Corporation’s independent auditors for the 2011 fiscal year ending December 31, 2011

For	Against	Abstentions
69,868,137	166,605	32,588

Proposal #3  Approval by non-binding, advisory vote, executive compensation

For	Against	Abstentions	Broker Non-Votes
58,502,903	1,228,931	3,286,822	7,048,674

Proposal #4  Recommendation, by non-binding, advisory vote, the frequency of the non-binding, advisory vote on executive compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
57,157,898	407,375	2,164,273	3,289,110	7,048,674

On May 25, 2011, following the annual meeting of stockholders, the Corporation’s Board of Directors determined to hold an advisory vote on executive compensation annually until the next required stockholder vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: May 31, 2011	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Assistant General Counsel and Secretary